UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 14, 2013

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 Peachtree Street NE, Suite 400, Atlanta, Georgia	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 281-8556

3645 E. Main Street, Suite 119, Richmond, IN 47374 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2012, David Kugelman was appointed by the Board of Directors of South American Gold Corp (hereinafter “the Company”) to serve as our Chief Executive Officer and Corporate Secretary.  At that time Mr. Raymond DeMotte resigned as the Company’s Chief Executive Officer and was appointed the Vice President of Corporate Development and Operations Controller.

There are no family relationships between Mr. Kugelman and any other of our directors or executive officers.

Mr. Kugelman has had no material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction. At this time, we do not have any employment agreement with Mr Kugelman.

.Mr. Kugelman, age 44 is a principal in Atlanta Capital Partners for the past 10 years, providing corporate consulting in mergers, acquisitions, public relations to several publicly-traded clients.  Mr. Kugelman has been in the Investment industry since 1986 and has held the National Association of Securities Dealers Series 7, 24, 63, and 66 licenses, as well as the Certified Financial Manager designation.  In the past, he has worked for Thomson McKinnon, Bear Stearns, and Merrill Lynch. Mr. Kugelman graduated form Ball State University in 1986 with a Bachelor of Science degree in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2014

South American Gold Corp.

By:	/s/ David Kugelman
Name:	David Kugelman
Title:	Chief Executive Officer